EXHIBIT (d)(2)

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     Between

                      TD WATERHOUSE ASSET MANAGEMENT, INC.

                                       and

                         T. ROWE PRICE ASSOCIATES, INC.

         INVESTMENT SUB-ADVISORY AGREEMENT, made as of the 31st day of August, 2000, between TD Waterhouse Asset Management, Inc. ("Adviser"), a corporation organized and existing under the laws of Delaware and T. Rowe Price Associates, Inc.("Sub-Adviser"), a corporation organized and existing under the laws of the State of Maryland.

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the 31st day of August, 2000 ("Advisory Agreement") with TD Waterhouse Trust ("Trust"), which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of the TD Waterhouse Technology Fund and TD Waterhouse Tax Managed Growth Fund ("Funds"), each a separate portfolio of the Trust;

         WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Advisers Act; and

         WHEREAS, the Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Adviser and the Funds and the Sub-Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1. Appointment. Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to each Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. This Agreement constitutes a separate agreement with respect to each Fund, and is contained in a single instrument for convenience of the parties.

         2. Duties of the Sub-Adviser.

         A. Investment Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees ("Board") and the Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of each Fund in accordance with the Trusts' investment objectives, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), the 1940 Act and the rules thereunder, and such other limitations as the Trust may impose by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Fund in a manner consistent with the Fund's investment objective(s), policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of a Fund, is authorized, in its discretion and without prior consultation with the Trust or the Adviser, to:

          (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets;

          (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; and

          (3) undertake to do anything incidental to the foregoing to facilitate the performance of the Sub-Adviser's obligations hereunder, including voting or exercising any consent rights with respect to securities or investments held by the Funds, provided the custodian for the Funds has furnished such proxy materials and other items in a timely fashion to the Sub-Adviser to enable it to vote or exercise any consent rights.

         B. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust, By-Laws, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3. Compensation. For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive a monthly investment management fee as set forth in Schedule 1, attached hereto and incorporated herein by reference. The management fee shall be payable monthly to the Sub-Adviser on or before the tenth (10th) day of the next succeeding calendar month. Adviser will provide a worksheet with the monthly payment showing the Funds' average daily net assets and the calculation of the Subadviser's investment management fee, including the impact of any expense limitation as described below. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

         A. Expense Limitation. In the event the Funds are subject to an expense limitation, and such limitation requires the deferral of any investment management fees due Adviser, then the fee due Sub-Adviser under this Section shall also be deferred in the same proportion that the fee otherwise due Sub-Adviser bears to the management fee otherwise due Adviser. If any such deferred fees are recaptured by, or reimbursed to Adviser, then Adviser shall pay Sub-Adviser a portion of such recaptured or reimbursed fees in the proportion that the management fee otherwise due Sub-Adviser bears to the management fee otherwise due Adviser. [Subject to completion based on further negotiation by the parties.]

         4.       Duties of the Adviser.

         A. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

         B. The Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

               (1) The Declaration of Trust of the Trust, as filed with the Secretary of State of Delaware, as in effect on the date hereof and as amended from time to time ("Declaration of Trust");

               (2) The By-Laws of the Trust as in effect on the date hereof and as amended from time to time ("By-Laws");

               (3) Certified resolutions of the Board of the Trust authorizing the appointment of the Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

               (4) The Trust's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Funds and their shares and all amendments thereto ("Registration Statement");

               (5) The Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

               (6) The Fund's Prospectus (as defined above); and

               (7) A certified copy of any financial statement or report prepared for the Funds by certified or independent public accountants, and copies of any financial statements or reports made by the Funds to its shareholders or to any governmental body or securities exchange.

The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

         C. During the term of this Agreement, the Adviser shall furnish or cause to be furnished to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Funds or the public, which refer to the Sub-Adviser or its clients in any way, prior to the first use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence.

         5. Brokerage.

         A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, on behalf of the Funds, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under
Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

         B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to its other clients.

         6. Ownership of Records. The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees (i) that all records that it maintains for the Funds are the property of the Trust, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (iii) agrees to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust; provided, however, the Sub-Adviser may retain copies of such records.

         7. Reports. The Sub-Adviser shall furnish to the Board or the Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Adviser, as appropriate, may mutually agree upon from time to time.

         8. Services to Others Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9. Sub-Adviser's Use of the Services of Others. The Sub-Adviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser or the Trust or Funds, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Trust or the Funds, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

         10. Limitation of Liability of the Sub-Adviser. Neither the Sub-Adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Trust, the Funds (at the direction or request of the Sub-Adviser) or the Sub-Adviser in connection with the Sub-Adviser's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Trust or Funds or (ii) any error of fact or mistake of law contained in any report or data provided by the Sub-Adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Trust or Funds or from reckless disregard by the Sub-Adviser or any such person of the duties of the Sub-Adviser pursuant to this Agreement.

         11.  Representations  of  Sub-Adviser.   The  Sub-Adviser   represents,
warrants, and agrees as follows:

         A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, as amended, and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption. The Sub-Adviser will provide to the Trust any certifications that may be necessary pursuant to Rule 17j-1 in connection with the Board's approval of the Sub-Adviser's Code of Ethics.

         C. The Sub-Adviser has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser.

         12. Term of Agreement. This Agreement shall become effective with respect to each Fund upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the respective Funds' outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to each Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the respective Fund; (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (c) the Sub-Adviser shall not have notified the Company, in writing, at least 60 days prior to such approval that it does not desire such continuation. The Sub-Adviser shall furnish to the Company, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof. This Agreement is a separate agreement with respect to each Fund, is separately terminable with respect to each Fund, and shall continue in accordance with its terms as to a Fund notwithstanding its termination with respect to the other Fund.

         13. Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty as to either Fund, by vote of the Board or by a vote of a majority of the outstanding voting securities of the respective Fund on at least [60 days'] prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Adviser: (i) on at least [120 days'] prior written notice to the Sub-Adviser, without the payment of any penalty; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 11 of this Agreement, if such breach shall not have been cured within a [20-day] period after notice of such breach; or (iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least [60 days'] prior notice to the Adviser and the Trust. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         14. Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective as to a Fund until approved by vote of a majority of the respective Funds' outstanding voting securities.

         15. Miscellaneous.

         A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

         B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

         D. Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Funds.

         E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                TD WATERHOUSE ASSET MANAGEMENT, INC.

Attest:

/s/ Michele R. Teichner         By:  /s/ Frank J. Petrilli
 ------------------------            ------------------------------
                                         Name:  Frank J. Petrilli
                                                ----------------------------
                                         Title:  Chairman, President & CEO
                                                 ---------------------------



                                T. ROWE PRICE ASSOCIATES, INC.

Attest:

/s/ Barbara Van Horn            By:  /s/ Darrell N. Braman
 ------------------------            ------------------------------
                                       Name:  Darrell N. Braman
                                              ----------------------
                                       Title:  Vice President
                                               ---------------------

                                   SCHEDULE 1

                           INVESTMENT MANAGEMENT FEES

         The Adviser shall pay Sub-Adviser, as full compensation for all services provided under Section 3 this Agreement, the fee computed separately for each Fund at the annual rate as follows based on the average daily net assets of each Fund ("Subadviser Percentage Fee"):

     Fund                                      Subadviser Percentage Fee

     TD Waterhouse Technology Fund             .500% on the first $500 million
                                               .450% on excess over $500 million

     TD Waterhouse Tax Managed Growth Fund     .450% on the first $100 million
                                               .400% on the next $150 million
                                               .350% on excess over $250 million

         The Subadviser Percentage Fee for each Fund shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser subject to deferral for any expense limitation of the Funds. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Fund as determined in accordance with the Trust's Registration Statement as of the close business on the previous business day on which the Trust was open for business.